Exhibit 3(b)

                          AMENDED AND RESTATED BYLAWS
                                       of
                       UNITED DOMINION REALTY TRUST, INC.

                                   ARTICLE I

                     Stockholders' and Directors' Meetings


         The annual meeting of the stockholders of the corporation shall be held in May of each year on the date and at the time and place fixed by the Board of Directors. The date, time and place of all meetings of stockholders shall be stated in the notice of the meeting. Meetings of the stockholders shall be held whenever called by the Chairman of the Board, the President, a majority of the directors or stockholders holding at least 1/10 of the number of shares of stock entitled to vote then outstanding.

         The holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at any meeting of the stockholders. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meting being required. Each stockholder shall be entitled to one vote in person or by proxy for each share entitled to vote then outstanding in his name on the books of the corporation.

         The transfer books for shares of stock of the corporation may be closed by order of the Board of Directors for not exceeding 70 days for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or in order to make a determination of stockholders for any other purpose. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than 70 days preceding the date on which the particular action requiring such determination of the stockholders is to be taken.

         The Chairman of the Board shall preside over all meetings of the stockholders. If he is not present, the Vice Chairman of the Board shall preside. If neither the Chairman of the Board nor the Vice Chairman of the Board is present, the President shall preside, or, if none be present, a Chairman shall be elected by the meeting. The Secretary of the corporation shall act as Secretary of all the meetings, if he be present. If he is not present, the Chairman shall appoint a Secretary of the meeting. The Chairman of the meeting may appoint one or more inspectors of the election to determine the qualification of voters, the validity of proxies and the results of ballots.



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                                   ARTICLE II

                               Board of Directors

         The Board of Directors shall be chosen at the annual meeting of the stockholders or any special meeting held in lieu thereof. The number of directors shall be thirteen. This number may be increased or decreased at any time by amendment of this Bylaws, but shall always be a number of not less than three. Directors need not be stockholders. Directors shall hold office until removed or until the next annual meeting of the stockholders or until their successors are elected. A majority of the directors shall constitute a quorum. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required. A director may not sand for re-election if he has attained age 70 on or before the date of the annual meeting at which directors are elected.

         The stockholders at any meeting, by a vote of the holders of a majority of all the shares of stock at the time outstanding and having voting power, may remove any director and fill the vacancy. Any vacancy arising among the directors, including a vacancy resulting from an increase by not more than two in the number of directors, may be filled by the remaining directors unless sooner filed by the stockholders in meeting.

         Meetings of the Board of Directors shall be held at times fixed by resolution of the Board upon the call of the Chairman of the Board of Directors, the President or a majority of the members of the Board. Notice of any meeting not held at a time fixed by a resolution of the Board shall be given to each director at least two days before the meeting at his residence or business address or by delivering such notice to him or by telephoning or telegraphing it to him at least one day before the meeting. Any such notice shall contain the time and place of the meeting. Meetings may be held without notice if all of the directors are present or those not present waive notice before or after the meeting.

                                  ARTICLE III

                              Executive Committee

         The Board of Directors may designate by resolution adopted by a majority of all the directors two or more of the directors to constitute an Executive Committee. The Executive Committee, when the Board of Directors is not in session, may to the extent permitted by law exercise all of the powers of the Board of Directors. The Executive Committee may make rules for the holding and conduct of its meetings, the notice thereof required and the keeping of its records. Directors who are not members of the Executive committee shall be entitled to notice of and to attend meetings of the Executive Committee but shall not be entitled to vote or otherwise participate in the proceedings at such meetings.



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                                   ARTICLE IV

                                    Officers

         The Board of Directors, promptly after its election in each year, shall appoint a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors and a President (all of whom shall be directors) and a Secretary, and may appoint a Treasurer and one or more Vice Presidents and such other officers or assistant officers as it may deem proper. Any officer may hold more than one office. The term of an officer or assistant officer expires at the first meeting of the Board of Directors held after the annual meeting of the stockholders next following such officer's or assistant officer's appointment, but notwithstanding expiration of his term, an officer or assistant officer continues to serve until removed or until his successor is appointed. Any officer or assistant officer may be removed at any time with or without cause by the Board of Directors. Vacancies among the officers and assistant officers shall be filled by the Board of Directors. The President shall be the chief executive officer of the corporation. All officers and assistant officers shall have such duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be delegated to them by the Board of Directors.

                                   ARTICLE V

                               Stock Certificates

         Each stockholder shall be entitled to a certificate or certificates of stock in such form as may be approved by the Board of Directors, which shall be signed manually or by facsimile by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and which may bear the seal of the corporation or a facsimile thereof.

         All transfers of stock of the corporation shall be made upon its books by surrender of the certificate for the shares transferred accompanied by an assignment in writing by the holder and may be accomplished either by the holder in person or by a duly authorized attorney in fact.

         In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms not in conflict with law as the Board of Directors may prescribe.

         The Board of Directors may also appoint one or more transfer agents and registrars and may require stock certificates to be countersigned by a transfer agent or registered by a registrar or may require stock certificates to be both countersigned by a transfer agent and registered by a registrar. If certificates for stock of the corporation are signed by a transfer agent or by a registrar (other than the corporation itself or one of its employees), the signature thereon of the officers of the corporation and the seal of the corporation thereon may be facsimiles, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation,


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whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.

                                   ARTICLE VI

                                      Seal

         The seal of the corporation shall be a flat-faced circular die, of which there may be any number of counterparts, with the word "SEAL" and the name of the corporation engraved thereon.

                                  ARTICLE VII

                              Voting of Stock Held

         Unless otherwise provided by a vote of the Board of Directors, the Chairman of the Board, the President or any Vice President may appoint attorneys to vote any stock in any other corporation owned by the corporation or may attend any meeting of the holders of stock of such corporation and vote such shares in person.

                                  ARTICLE VIII

                                  Fiscal Year

         The fiscal year of the corporation shall be the calendar year.




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